UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

Infosys Limited

(Exact name of Registrant as specified in its charter)

Republic of India	58-1760235
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Electronics City, Hosur Road, Bangalore, Karnataka, India	560 100
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares each represented by one Equity Share, par value 5 per share	New York Stock Exchange LLC

Equity Shares, par value 5 per share*	New York Stock Exchange LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange LLC.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s American Depositary Shares to be registered hereunder set forth under the caption “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-3 (File No. 333-160036) as originally filed with the Securities and Exchange Commission on June 17, 2009, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 5, 2012	INFOSYS LIMITED

	By:	/s/ S.D. Shibulal
S.D. Shibulal
Chief Executive Officer